CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Trustees
The Rockland Funds Trust:

We consent to the use of our report incorporated herein by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                        /s/KMPG LLP
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Chicago, Illinois
January 24, 2001